EXHIBIT 3
                                 ---------


                           Joint Filing Agreement
                           ----------------------

         The undersigned, Sagem S.A., Trel Participations, and Sagem International, hereby agree and acknowledge that the information required by this Schedule 13G, to which this Agreement is attached as an exhibit, is filed on behalf of each of them. The undersigned further agree that any further amendments or supplements thereto shall also be filed on behalf of each of them.

Dated:  December 31, 2002

                                     SAGEM S.A.


                                     /x/ Herve Philippe
                                     By: Herve Philippe
                                     Title: Senior VP, Chief Financial Officer


                                     TREL PARTICIPATIONS


                                     /x/ Herve Philippe
                                     By: Herve Philippe
                                     Title: Attorney-in-fact


                                     SAGEM INTERNATIONAL


                                     /x/ Herve Philippe
                                     By: Herve Philippe
                                     Title: Attorney-in-fact